                                                                     Exhibit 28P

                   CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                              First USA Bank, N.A.

                          FIRST CHICAGO MASTER TRUST II
                                  Series 1999-X
                                October 12, 1999

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1999-X Supplement dated as of June 1, 1999 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the October 15, 1999 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

     1.   The total amount of the distribution to Class A
          Adjuste Certificateholders on the Payment Date
          per $1,000 interest                                            $4.608

     2.   The amount of the distribution set forth in
          paragraph 1 above in respect of principal on
          the Class A Adjuste Certificates, per $1,000
          interest                                                       $0.000

     3.   The amount of the distribution set forth in
          paragraph 1 above in respect of interest on the
          Class A Adjuste Certificates, per $1,000
          interest                                                       $4.608

B. Information Regarding the Performance of the Trust

     1.   Collections of Receivables
     -------------------------------

     a.   The aggregate amount of Collections of
          Receivables processed for the Due Period with
          respect to the current Distribution Date which
          were allocated in respect of the Investor
          Certificates of all Series                          $1,216,711,417.41

     b.   The aggregate amount of Collections of
          Receivables processed for the Due Period with
          respect to the current Distribution Date which
          were allocated in respect of the Series 1999-X
          Certificates                                           $19,027,622.41

     c.   The aggregate amount of Collections of
          Receivables processed for the Due Period with
          respect to the current Distribution Date which
          were allocated in respect of the Class A
          Certificates                                           $16,649,169.61

     d.   The amount of Collections of Receivables
          processed for the Due Period with respect to
          the current Distribution Date which were
          allocated in respect of the Class A Adjuste
          Certificates, per $1,000 interest                             $22.199

     e.   The amount of Excess Spread for the Due Period
          with respect to the current Distribution Date          $11,130,214.53

     f.   The amount of Reallocated Principal Collections
          for the Due Period with respect to the current
          Distribution Date allocated in respect of the
          Class A Certificates                                            $0.00

     g.   The amount of Excess Finance Charge Collections
          allocated in respect of the Series 1999-X
          Certificates, if any                                            $0.00

                                                                   Series 1999-X



     h.   The amount of Excess Principal Collections
          allocated in respect of the Series 1999-X
          Certificates, if any                                            $0.00

     2.   Receivables in Trust
     -------------------------

     a.   Aggregate Principal Receivables for the Due
          Period with respect to the current Distribution
          Date (which reflects the Principal Receivables
          represented by the Exchangeable Seller's
          Certificate and by the Investor Certificates of
          all Series)                                        $15,982,603,773.96

     b.   The amount of Principal Receivables in the
          Trust represented by the Series 1999-X
          Certificates (the "Adjusted Invested Amount")
          for the Due Period with respect to the current
          Distribution Date                                     $857,142,857.00

     c.   The amount of Principal Receivables in the
          Trust represented by the Class A Certificates
          (the "Class A Adjusted Invested Amount") for
          the Due Period with respect to the current            $750,000,000.00
          Distribution Date

     d.   The Invested Amount for the Due Period with
          respect to the current Distribution Date              $857,142,857.00

     e.   The Class A Invested Amount for the Due Period
          with respect to the current Distribution Date         $750,000,000.00

     f.   The Invested Percentage with respect to Finance
          Charge Receivables (including Interchange) and
          Defaulted Receivables for the Series 1999-X
          Certificates for the Due Period with respect to
          the current Distribution Date                                   5.363%

     g.   The Invested Percentage with respect to
          Principal Receivables for the Series 1999-X
          Certificates for the Due Period with respect to
          the current Distribution Date                                   5.363%

     h.   The Class A Floating Percentage for the Due
          Period with respect to the current Distribution
          Date                                                           87.500%

     i.   The Class A Principal Percentage for the Due
          Period with respect to the current Distribution
          Date                                                           87.500%

     j.   The Collateral Floating Percentage for the Due
          Period with respect to the current Distribution
          Date                                                           12.500%

     k.   The Collateral Principal Percentage for the Due
          Period with respect to the current Distribution
          Date                                                           12.500%

     3.   Delinquent Balances
     ------------------------

          The aggregate amount of outstanding balances in
          the Accounts which were 30 or more days
          delinquent as of the end of the Due Period for
          the current Distribution Date                         $849,380,279.30

                                                                   Series 1999-X


     4.   Investor Default Amount
     ----------------------------

     a.   The aggregate amount of all Defaulted
          Receivables written off as uncollectible during the Due Period with respect to the current
          Distribution Date allocable to the Series
          1999-X Certificates (the "Investor Default
          Amount")

          1.   Investor Default Amount                            $4,871,527.37
          2.   Recoveries                                           $247,750.50
          3.   Net Default Receivables                            $4,623,776.87

     b.   The Class A Investor Default Amount

          1.   Investor Default Amount                            $4,262,586.45
          2.   Recoveries                                           $216,781.69
          3.   Net Default Receivables                            $4,045,804.76

     c.   The Collateral Investor Default Amount

          1.   Investor Default Amount                              $608,940.92
          2.   Recoveries                                            $30,968.81
          3.   Net Default Receivables                              $577,972.11

     5.   Investor Charge-offs
     -------------------------

     a.   The amount of the Class A Adjuste Investor
          Charge-Offs per $1,000 interest after
          reimbursement of any such Class A Adjuste
          Investor Charge-Offs for the Due Period with
          respect to the current Distribution Date                        $0.00

     b.   The amount attributable to Class A Adjuste
          Investor Charge-Offs, if any, by which the
          principal balance of the Class A Adjuste
          Certificates exceeds the Class A Adjusted
          Invested Amount as of the end of the day on the
          Record Date with respect to the current
          Distribution Date                                               $0.00

     c.   The amount of the Collateral Charge-Offs, if
          any, for the Due Period  with respect to the
          current Distribution Date                                       $0.00

     6.   Monthly Servicing Fee
     --------------------------

     a.   The amount of the Monthly Servicing Fee payable
          from available funds by the Trust to the
          Servicer with respect to the current
          Distribution Date                                         $178,571.43

     b.   The amount of the Interchange Monthly Servicing
          Fee payable to the Servicer with respect to the
          current Distribution Date                                 $892,857.14

     7.   Available Cash Collateral Amount
     -------------------------------------

     a    The amount, if any, withdrawn from the Cash
          Collateral Account for the current Distribution
          Date (the "Withdrawal Amount")                                  $0.00

     b.   The amount available to be withdrawn from the
          Cash Collateral Account as of the end of the
          day on the current Distribution Date, after
          giving effect to all withdrawals, deposits and
          payments to be made on such Distribution Date
          (the "Available Cash Collateral Amount" for the
          next Distribution Date)                                 $8,571,429.00

                                                                  Series: 1999-X


          c.   The amount as computed in 7.b as a
               percentage of the Class A Adjusted
               Invested Amount after giving effect to all
               reductions thereof on the current
               Distribution Date                                          1.143%

          8.   Collateral Invested Amount
          -------------------------------

          a.   The Collateral Invested Amount for the
               current Distribution Date                        $107,142,857.00

          b.   The Collateral Invested Amount after
               giving effect to all withdrawals,
               deposits, and payments on the current
               Distribution Date                                $107,142,857.00

          9.   Total Enhancement
          ----------------------

          a.   The total Enhancement for the current
               Distribution Date                                $115,714,286.00

          b.   The total Enhancement after giving effect
               to all withdrawals, deposits and payments
               on the current Distribution Date                 $115,714,286.00

     C.   The Pool Factor
     --------------------

               The Pool Factor (which represents the
               ratio of the Class A Adjusted Invested
               Amount on the last day of the month ending
               on the Record Date adjusted for Class A
               Adjuste Investor Charge-Offs set forth in
               B.5.a above and for the distributions of
               principal set forth in A.2 above to the
               Class A Adjuste Initial Invested Amount).
               The amount of a Class A Adjuste
               Certificateholder's pro rata share of the
               Class A Adjuste Invested Amount can be
               determined by multiplying the original
               denomination of the holder's Class A
               Adjuste Certificate by the Pool Factor              100.00000000%


     D.   Principal Funding Account
     ------------------------------

          1.   The Principal Funding Investment Proceeds
               deposited in the Collection Account for
               the current Distribution Date to be
               treated as Class A Available Funds                         $0.00

          2.   The Excess Principal Funding Investment
               Proceeds for the current Distribution Date                 $0.00

          3.   The Principal Funding Account Balance as
               of the end of the day on the current
               Distribution Date                                          $0.00

          4.   The Deficit Controlled Accumulation Amount
               for the preceding Due Period                               $0.00

     E.   Reserve Account
     --------------------

          1.   The Reserve Draw Amount for the current
               Distribution Date                                          $0.00

          2.   The amount on deposit in the Reserve
               Account as of the end of the day on the
               current Distribution Date (the "Available
               Reserve Account Amount" for the next
               Distribution Date)                                         $0.00

CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page



                                       First USA Bank, N.A.
                                       Servicer


                                       By: /s/ Tracie Klein
                                          --------------------------------
                                              TRACIE KLEIN
                                       Title: FIRST VICE PRESIDENT